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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Cholestech Corporation of our report dated April 24, 1996, except as to Note 11 which is as of May 9, 1996, appearing on page F-2 of Cholestech Corporation's Annual Report on Form 10-K.

PRICE WATERHOUSE LLP
San Jose, California
June 25, 1996